FOR IMMEDIATE RELEASE

BOSTON SCIENTIFIC ANNOUNCES AGREEMENT WITH JOHNSON & JOHNSON TO RESOLVE GUIDANT LITIGATION

Marlborough, Mass. (February 17, 2015) - Boston Scientific Corporation (NYSE: BSX) today announced the settlement of the breach of merger agreement lawsuit brought by Johnson & Johnson against Guidant Corporation, stemming from Boston Scientific’s acquisition of Guidant. In the lawsuit filed in 2006, Johnson & Johnson alleged that Guidant breached the merger agreement it had with Johnson & Johnson, and sought more than $7 billion in damages. Guidant disputed the allegations. As a result of the settlement agreement, Johnson & Johnson has agreed to permanently dismiss its action without acknowledgment of liability by Guidant.

Additionally, Boston Scientific will make aggregate payments totaling $600 million to Johnson & Johnson. Boston Scientific expects to record a pre-tax litigation-related charge of approximately $600 million within its fourth quarter 2014 results as a recognized subsequent event. This charge will be excluded from Boston Scientific’s non-GAAP measures of adjusted income that were previously announced. In connection with the settlement, Boston Scientific has also agreed not to bring patent infringement or other claims related to Johnson & Johnson’s S.M.A.R.T.®, S.M.A.R.T.® Control®, and S.M.A.R.T.® Flex stent products.

"We feel this settlement is in the best interests of the company and its shareholders," said Tim Pratt, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary. "We are pleased to end this longstanding litigation between Guidant and Johnson & Johnson, and to continue focusing on delivering innovative products and solutions to physicians and patients."

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world.  As a global medical technology leader for more than 35 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "intend" and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding the litigation settlement and the financial impact.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and future business decisions made by us and our competitors.  All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this document.

CONTACT:
Media:	Kelly Leadem
508-683-5543 (office)
Media Relations
Boston Scientific Corporation
kelly.leadem@bsci.com

Investors:	Susie Lisa, CFA
508-683-5565 (office)
Investor Relations
Boston Scientific Corporation
investor_relations@bsci.com